Exhibit 99.1

FOR IMMEDIATE RELEASE

Forrester Research Reports 2025 Fourth-Quarter And Full-Year Financial Results

CAMBRIDGE, Mass., February 12, 2026 — Forrester Research, Inc. (Nasdaq: FORR) today announced fourth-quarter and full-year financial results for 2025, with contract value (CV) down by 6%, at $292.4 million, compared with the prior year.

Commenting on the results, George F. Colony, Forrester’s CEO and chairman, stated: “While we saw areas of momentum in cash flow, client retention, and client count — partly fueled by the launch of Forrester AI Access, our new self-service offering — our fourth-quarter and full-year financials fell short of expectations. As a result, we announced a restructuring this week to improve our cost efficiency, focus on CV growth, and inform the 2026 guidance.

“To drive CV growth, we will continue to refine our go-to-market execution, advance measures that drive stronger customer retention, and accelerate the integration of AI across our product portfolio. We are focused on enabling clients to navigate AI-driven business and technology challenges through trusted research, proprietary data, human expertise, and AI-powered capabilities.”

Fourth-Quarter Consolidated Results

Total revenues for the fourth quarter of 2025 were $101.1 million, compared with $108.0 million for the comparable quarter in 2024.

On a GAAP basis, net loss was $33.9 million, or $1.78 per diluted share, for the fourth quarter of 2025, compared with net income of $0.4 million, or $0.02 per diluted share, for the same period in 2024. The net loss in the fourth quarter of 2025 includes a non-cash goodwill impairment charge of $26.8 million, representing a loss of $1.41 per diluted share.

On an adjusted basis, net income was $3.2 million, or $0.17 per diluted share, for the fourth quarter of 2025, reflecting an adjusted effective tax rate of 29%. Adjusted net income excludes stock-based compensation of $2.4 million, amortization of acquisition-related intangible assets of $2.1 million, restructuring costs of $9.8 million, a goodwill impairment charge of $26.8 million, and investment gains of $0.1 million. This compares with adjusted net income of $6.8 million, or $0.36 per diluted share, for the same period in 2024, which reflects an adjusted tax rate of 29%. Adjusted net income for the fourth quarter of 2024 excludes stock-based compensation of $3.1 million, amortization of acquisition-related intangible assets of $2.2 million, restructuring costs of $4.1 million, and investment gains of $0.8 million.

Year Ended December 31, 2025, Financial Performance

Total revenues were $396.9 million, compared with $432.5 million for the same period in 2024.

On a GAAP basis, net loss was $119.4 million, or $6.28 per diluted share, for 2025, compared with a net loss of $5.7 million, or $0.30 per diluted share, for 2024. The net loss in 2025 includes non-cash goodwill impairment charges of $110.7 million, representing a loss of $5.80 per diluted share.

On an adjusted basis, net income was $22.2 million, or $1.16 per diluted share, for 2025, which reflects an adjusted effective tax rate of 29%. Adjusted net income excludes stock-based compensation of $12.3 million, amortization of acquisition-related intangible assets of $8.7 million, restructuring costs of $11.7 million, a credit loss on the note receivable from the divesture of a product line in 2024 of $7.3 million, and goodwill impairment charges of $110.7 million. This compares with adjusted net income of $28.1 million, or $1.47 per diluted share, for 2024, which reflects an adjusted tax rate of 29%. Adjusted net income for 2024 excludes stock-based compensation of $14.3 million, amortization of acquisition-related intangible assets of $9.6 million, restructuring costs of $11.8 million, a loss from the sale of a divested product line and transaction costs of $2.0 million, and investment gains of $0.8 million.

Additional details regarding key metrics can be found in the investor presentation on the investor relations section of the company’s website.

A reconciliation of GAAP results to adjusted results can be found in the attached financial tables.

2026 Guidance

Forrester is providing full-year 2026 financial guidance as follows:

Full-Year 2026 (GAAP):

•
Total revenues of approximately $345.0 million to $360.0 million, or a decline of 13% to 9% versus the prior year
•
Operating margin of approximately negative 0.8% to negative 0.3%
•
Interest expense of approximately $2.3 million
•
An effective tax rate of negative 20% to negative 15%
•
Diluted loss per share of approximately $0.20 to $0.10

Full-Year 2026 (Adjusted):

Adjusted financial guidance for full-year 2026 excludes stock-based compensation expense of $11.0 million to $12.0 million, amortization of acquisition-related intangible assets of approximately $8.3 million, restructuring costs of $3.5 million to $4.0 million, and any investment gains or losses.

•
Adjusted operating margin of approximately 6.0% to 6.5%
•
Adjusted effective tax rate of 29%
•
Adjusted diluted earnings per share of approximately $0.72 to $0.82

About Forrester

Forrester (Nasdaq: FORR) is one of the most influential research and advisory firms in the world. We empower leaders in technology, customer experience, digital, marketing, sales, and product functions to be bold at work and accelerate growth through customer obsession. Our unique research and continuous guidance model helps executives and their teams achieve their initiatives and outcomes faster and with confidence. To learn more, visit Forrester.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial guidance for the full-year 2026 and statements about planned actions to drive CV growth and Forrester’s future financial performance and financial condition. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to retain and enrich memberships for its research products and services, including the migration of its existing clients into its Forrester Decisions portfolio of services; Forrester’s ability to fulfill existing or generate new consulting engagements and advisory services; any adverse economic conditions that result in a reduction in technology spending or demand for Forrester’s products or services; the risks and challenges inherent in international business activities; the use of generative AI in Forrester’s business and by Forrester’s clients and competitors; Forrester’s ability to offer new products and services; Forrester’s dependence on key personnel; Forrester’s ability to attract and retain professional staff; Forrester’s ability to respond to business and economic conditions and market trends; Forrester’s business with the US government; the impact of Forrester’s outstanding debt obligations; competition and industry consolidation; possible variations in Forrester’s quarterly operating results; concentration of ownership of Forrester; the possibility of network disruptions and security breaches; any failure to enforce and protect Forrester’s intellectual property rights; compliance with privacy laws; taxation risks; any weakness in Forrester’s system of internal controls; and any future impairment charge Forrester incurs. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.

The consolidated statements of operations and the table of key financial data are attached.

Contact:

Ed Bryce Morris

VP, Corporate Development & Investor Relations

Forrester Research, Inc.

+1 617-613-6565

ebrycemorris@forrester.com

Shweta Agarwal

VP, Corporate Communications

Forrester Research, Inc.

+1 617-613-6805

sagarwal@forrester.com

© 2026, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.

Forrester Research, Inc.

Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenues:
Research	$76,615	$79,425	$295,607	$316,739
Consulting	21,788	25,933	88,192	97,254
Events	2,655	2,683	13,089	18,477
Total revenues	101,058	108,041	396,888	432,470
Operating expenses:
Cost of services and fulfillment	43,751	44,506	170,717	182,534
Selling and marketing	40,448	41,673	149,479	159,621
General and administrative	13,757	14,584	52,664	58,818
Depreciation	1,354	1,482	6,025	7,561
Amortization of intangible assets	2,094	2,217	8,745	9,648
Goodwill impairment	26,812	—	110,707	—
Restructuring costs	9,837	4,130	11,724	11,773
Loss from sale of divested operation	—	—	—	1,775
Total operating expenses	138,053	108,592	510,061	431,730
Income (loss) from operations	(36,995)	(551)	(113,173)	740
Interest expense	(654)	(716)	(2,680)	(3,011)
Other income, net	999	1,378	3,752	4,094
Credit loss expense on note receivable	—	—	(7,310)	—
Gains on investments, net	116	814	2	814
Income (loss) before income taxes	(36,534)	925	(119,409)	2,637
Income tax expense (benefit)	(2,659)	493	(49)	8,384
Net income (loss)	$(33,875)	$432	$(119,360)	$(5,747)
Basic income (loss) per common share	$(1.78)	$0.02	$(6.28)	$(0.30)
Diluted income (loss) per common share	$(1.78)	$0.02	$(6.28)	$(0.30)
Basic weighted average common shares outstanding	19,001	18,934	19,017	19,094
Diluted weighted average common shares outstanding	19,001	18,942	19,017	19,094
Adjusted data (1):
Income (loss) from operations - GAAP	$(36,995)	$(551)	$(113,173)	$740
Amortization of intangible assets	2,094	2,217	8,745	9,648
Restructuring costs	9,837	4,130	11,724	11,773
Goodwill impairment	26,812	—	110,707	—
Loss from sale of divested operation and transaction costs	—	—	—	1,994
Stock-based compensation included in the following expense categories:
Cost of services and fulfillment	1,978	1,923	8,376	8,700
Selling and marketing	(47)	479	866	2,164
General and administrative	494	739	3,014	3,479
Adjusted income from operations	$4,173	$8,937	$30,259	$38,498

	Three Months Ended				Year Ended
	December 31,				December 31,
	2025		2024		2025		2024
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income (loss) - GAAP	$(33,875)	$(1.78)	$432	$0.02	$(119,360)	$(6.28)	$(5,747)	$(0.30)
Effect on GAAP net loss of diluted shares		—		—		0.03		—
Amortization of intangible assets	2,094	0.11	2,217	0.12	8,745	0.46	9,648	0.50
Restructuring costs	9,837	0.52	4,130	0.22	11,724	0.61	11,773	0.62
Goodwill impairment	26,812	1.41	—	—	110,707	5.80	—	—
Loss from sale of divested operation and transaction costs	—	—	—	—	—	—	1,994	0.10
Stock-based compensation	2,425	0.13	3,141	0.17	12,256	0.64	14,343	0.75
Credit loss expense on note receivable	—	—	—	—	7,310	0.38	—	—
Gains on investments	(116)	(0.01)	(814)	(0.04)	(2)	—	(814)	(0.04)
Tax effects of items above (2)	(3,549)	(0.19)	(2,189)	(0.12)	(8,411)	(0.44)	(3,856)	(0.20)
Adjustment to tax expense for adjusted tax rate (3)	(421)	(0.02)	(101)	(0.01)	(725)	(0.04)	762	0.04
Adjusted net income	$3,207	0.17	$6,816	$0.36	$22,244	1.16	$28,103	$1.47
Diluted weighted average shares outstanding	19,003		18,942		19,094		19,124

(1) Forrester believes that adjusted financial results provide investors with consistent and comparable information to aid in the understanding of Forrester's ongoing business, and are also used by Forrester in making compensation decisions. Our adjusted presentation excludes amortization of acquisition-related intangible assets, stock-based compensation, restructuring costs, goodwill impairment charges, a loss from the sale of a divested operation and related transaction costs and a subsequent credit loss on a promissory note from the sale, and net gains or losses from investments, as well as their related tax effects. We also utilized an assumed tax rate of 29% in 2025 and 2024, which excludes items such as the effect of any adjustments related to the filing of prior year tax returns. The adjusted data does not purport to be prepared in accordance with Generally Accepted Accounting Principles in the United States.

(2) The tax effect of adjusting items is based on the accounting treatment and rate for the jurisdiction of each item.

(3) To compute adjusted net income, we apply an adjusted effective tax rate of 29% in 2025 and 2024.

Forrester Research, Inc.

Key Financial Data

(Unaudited, dollars in thousands)

	December 31,	December 31,
	2025	2024
Balance sheet data:
Cash, cash equivalents, and marketable investments	$127,656	$104,669
Accounts receivable, net	$50,850	$55,490
Deferred revenue	$141,812	$145,404
Debt outstanding	$35,000	$35,000

	Year Ended
	December 31,
	2025	2024
Cash flow data:
Net cash provided by (used in) operating activities	$21,081	$(3,861)
Purchases of property and equipment	$(2,987)	$(3,400)
Repayments of debt	$—	$—
Repurchases of common stock	$(2,540)	$(15,920)

	As of
	December 31,
	2025	2024
Metrics:
Contract value	$292,400	$311,900	(a)
Client retention	77%	73%
Wallet retention	87%	89%
Number of clients	1,797	1,942

	As of
	December 31,
	2025	2024
Headcount:
Total headcount	1,474	1,571
Sales force	553	580

(a) December 31, 2024 amounts have been recast based on 2026 foreign currency rates.